                                                                   EXHIBIT 10.17

THIS NOTE AND THE SERIES I PREFERRED (AS DEFINED BELOW) INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                          CONVERTIBLE PROMISSORY NOTE
                          ---------------------------


$5,000,000                                                        June __, 1999
                                                                  Dallas, Texas

     For value received, Efficient Networks, Inc., a Delaware corporation (the "Company"), promises to pay to Covad Communications Group, Inc. (the "Holder"), the principal sum of Five Million Dollars ($5.0 million). Interest shall accrue from the date of this Note on the unpaid principal amount at the rate of eight percent (8%) per annum, compounded annually. This Note is subject to the following terms and conditions.

     1.   Maturity.  Subject to Section 2, the unpaid principal and accrued
          --------
interest on this Note shall be due and payable as follows:

          (a) On the fifth anniversary date of this Note, the Principal sum of Five Million Dollars ($5.0 million), together with all accrued interest on the total principal amount of $5.0 million shall then be due and payable; provided
                                                                      --------
however, that upon fifteen (15) business days prior written notice by the Holder
-------
to the Company at any such time

               (i) After the first anniversary date of this Note, the principal amount of Two Million Five Hundred Thousand Dollars ($2.5 million), together with all accrued interest on such total principal amount of $2.5 million shall then be due and payable;

               (ii) After the second anniversary date of this Note, any remaining principal sum, together with accrued interest thereon, shall then be due and payable; and;

          (b)  provided further that in the event that the Company enters into
               ----------------
an agreement which will effectuate a Merger Transaction (as defined in the Company's Amendment No. 6 to the Restated Certificate of Incorporation of the Company), the Company shall, not more than five (5) business days thereafter, but no fewer than ten (10) business days prior to the closing of a Merger Transaction, provide the Holder with written notice of such Merger Transaction (a "Merger Transaction Notice") and in the event that the then remaining
                                ---
principal and interest on the Promissory Note is not converted in accordance with Section 2(a) (Elective Conversion) below within ten (10) business days after receipt of a Merger Transaction Notice, all then remaining principal and interest shall be due and payable in cash prior to the effective time of such Merger Transaction; and

               (i) Notwithstanding the foregoing, the entire unpaid principal sum and accrued interest of this Note, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

        2.  Conversion.
            ----------

            (a)  Elective Conversion.  At any time after the date of issuance of
                 -------------------
this Note, the entire outstanding principal amount of this Note, together with all interest accrued to date, may, at the election of the Holder, be converted into shares of the Company's Series I Preferred Stock (the "Series I Preferred") upon receipt by the Company of a written request to effectuate such conversion. The number of shares of Series I Preferred to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the amount that the Holder is electing to convert by (ii) $10.091. The outstanding principal amount and interest of this Note may be converted in whole or in part and from time to time at any time prior to the maturity date.

            (b)  Automatic Conversion.  Notwithstanding any other provision
                 --------------------
hereof, the entire principal amount and accrued interest hereon shall automatically convert into shares of Series I Preferred immediately prior to the closing of a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than (a) $5.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and (b) $10,000,000 in the aggregate (an "IPO") by the Company. The number of shares of Series I Preferred to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount plus accrued interest on this Note by the lesser of: (ii) the product of (x) the per share price (to the public) of the Company's common stock to be issued and sold in the IPO (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations after the date hereof) multiplied by (y) 0.70 (or, 70%), or (iii) $10.091. It is understood and agreed that the Series I Preferred issuable upon such conversion will automatically convert to shares of Common Stock of the Company at the closing of such IPO.

            (c)  Mechanics and Effect of Conversion.  No fractional shares of
                 ----------------------------------
the Company's capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount being converted including without limitation the obligation to pay such portion of the principal amount.

     3.  Payment.  All payments shall be made in lawful money of the United
         -------
States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Prepayment of this Note may be made at any time without penalty.

     4.  Transfer; Successors and Assigns  The terms and conditions of this Note
         --------------------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, provided however, that the Holder may assign this note
                        ----------------
to Covad Communications Group, Inc. ("CCB")or any other wholly owned subsidiary of CCB. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Holder. Thereupon, a new note for the same principal amount will be issued to, and registered in the name of, the transferee. Principal is payable only to the registered holder of this Note or such note in replacement hereof.

     5.  Subordination.  The indebtedness represented by this Note is hereby
         -------------
expressly subordinated in right of payment to the prior payment in full of all of the Company's indebtedness to banks, insurance companies, lease financing institutions or other lending institutions regularly engaged in the business of lending money.

     6.  Governing Law.  This Note and all acts and transactions pursuant hereto
         -------------
and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     7.  Notices.  Any notice required or permitted by this Note shall be in
         -------
writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or by facsimile with confirmation of receipt at such party's facsimile number set forth below or as subsequently modified by written notice.

     8.  Amendments and Waivers.  Any term of this Note may be amended only with
         ----------------------
the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon the Company, the Holder and each transferee of the Note.

     9.  Shareholders, Officers and Directors Not Liable.  In no event shall any
        -----------------------------------------------
shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

     10.  Action to Collect on Note.  If action is instituted to collect on this
          -------------------------
Note, the Company promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

  Efficient has executed this Promissory Note as of the date set forth above.


                                    COMPANY:

                                    EFFICIENT NETWORKS, INC.

                                    By
                                      ---------------------------------------
                                       Mark Floyd,
                                       President and Chief Executive Officer
                                       Fax # 972-991-8579



AGREED TO AND ACCEPTED:

COVAD INVESTMENT CORP.


By
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Print Name:
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Print Title:
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Fax No.:
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